EXHIBIT 23



               Consent of Independent Auditors



We consent to the incorporation by reference in Post Effective
Amendment Number 1 to Registration Statement Number 2-89888 on
Form S-8, Registration Statement Number 33-36475 on Form S-8 and
Registration Statement Number 33-54745 on Form S-8, Registration
Statement Number 333-02865 on Form S-8, Registration Statement number 333-03965 on form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on form S-8 and Registration Statement Number 333-04767 of our report dated July 10, 1996, with respect to the consolidated financial statements and schedules of Richardson Electronics, Ltd. included in the Annual Report on Form 10-K for the year ended May 31, 1996.

                         Ernst & Young LLP

Chicago, Illinois
August 26, 1996